Exhibit 99.1

CONTACT:	Tony Rossi Financial Profiles 310-478-2700 x13 trossi@finprofiles.com

IGO REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS

SCOTTSDALE, Ariz., March 27, 2012 – iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the fourth quarter ending December 31, 2011.

Revenue was $8.6 million for the fourth quarter of 2011, compared with $13.2 million in the same period of the prior year. Sales of power products declined to $5.7 million for the fourth quarter of 2011, compared to $11.5 million for the fourth quarter of 2010. This decline was partially offset by $2.4 million in sales of the new audio and rechargeable alkaline battery lines for the fourth quarter of 2011, compared to $640,000 for the fourth quarter of 2010.

Net loss was $5.7 million, or ($0.17) per share, in the fourth quarter of 2011, compared with net income of $416,000, or $0.01 per share, in the same quarter of the prior year. Net loss in the fourth quarter of 2011 included a $2.3 million writedown in the value of goodwill and other intangible assets carried on the Company’s balance sheet. Additional factors resulting in the reduction in profitability include a lower level of sales of power products and lower gross margins in the retail channel.

The Company had $15.2 million in cash, cash equivalents, and short-term investments, $11.1 million in working capital (excluding cash, cash equivalents and short-term investments), and no debt as of December 31, 2011.

Michael D. Heil, President and Chief Executive Officer of iGo, commented, “We are disappointed in our financial performance for the fourth quarter as the decline in our power products category more than offset the continued growth we are seeing in audio products and rechargeable alkaline batteries. We will be implementing a number of initiatives throughout 2012 with a goal of improving our overall financial performance, including introducing new chargers across a broader range of price points and exploring relationships with larger distributors of mobile electronic device accessories.”

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iGo, Inc.

About iGo, Inc.

iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.

iGo’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the intent to implement new initiatives throughout 2012 with a goal of improving the company’s overall financial performance; the intent to introduce new power products at a broader range of price points; and the intent to explore relationships with larger distributors of mobile electronic device accessories. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, our dependence on large purchases from significant customers, namely Walmart; our ability to expand and diversify our customer base; our reliance upon Walmart, as well as other distributors and resellers; our ability to expand our revenue base and develop new products and product enhancements; the sufficiency of our revenue to absorb expenses; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; increased focus of consumer electronics retailers on their own private label brands; decreasing sales prices on our products over their sales cycles; our ability to expand our revenue base and develop new products and product enhancements; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; our ability to manage our anticipated growth; our ability to manage our inventory levels; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGo, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(000’s except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Net revenue	$8,647	$13,220	$38,372	$43,357

Gross profit	686	4,407	8,469	14,410

Selling, engineering and administrative expenses	4,072	5,020	17,806	16,924
Asset impairment	2,260	—	2,260	—

Loss from operations	(5,646)	(613)	(11,597)	(2,514)
Interest income, net	7	24	62	171
Other income (expense), net	(81)	238	6	2,176

Loss before income tax benefit	(5,720)	(351)	(11,529)	(167)
Income tax benefit	—	767	—	1,002

Net income (loss)	$(5,720)	$416	$(11,529)	$835

Net income (loss) per share:
Basic	$(0.17)	$0.01	$(0.35)	$0.03
Diluted	$(0.17)	$0.01	$(0.35)	$0.02

Weighted average common shares outstanding:
Basic	33,721	32,889	33,407	32,770
Diluted	33,721	35,199	33,407	35,081

iGo, Inc.

iGo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(000’s)

(unaudited)

	December 31,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$10,290	$9,942
Short-term investments	4,890	14,532
Accounts receivable, net	5,813	8,620
Inventories	11,177	10,307
Prepaid expenses and other current assets	540	460

Total current assets	32,710	43,861
Other assets, net	4,568	6,312

Total assets	$37,278	$50,173

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$5,106	$6,037
Deferred revenue	1,305	1,838

Total liabilities	6,411	7,875
Total stockholders’ equity	30,867	42,298

Total liabilities and equity	$37,278	$50,173

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